UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
September 12, 2016
Date of Report (Date of earliest event reported)

STEWART INFORMATION SERVICES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-02658	74-1677330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1980 Post Oak Blvd. Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 713-625-8100
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Amendment to Employment Agreement with Steven M. Lessack
On September 12, 2016 Stewart Information Services Corporation (the “Company”) and Steven M. Lessack, the Company’s Group President, agreed to amend Mr. Lessack’s employment agreement (the “Employment Agreement”) with the Company in order to revise certain metrics used to determine Mr. Lessack’s compensation under the Company’s short term incentive plan. The amendment of Mr. Lessack’s target metrics under the plan reflects recent adjustments to the Company’s allocation methodology that disproportionately impacted the calculation of Mr. Lessack’s award under the plan.  The Company’s required performance as measured by modified operating revenue and modified EBITDA to achieve Mr. Lessack’s baseline, target and maximum payout levels has been modified accordingly. Mr. Lessack’s overall target payout under the plan will remain unchanged at 60% of his base pay, or $285,000.
The Employment Agreement otherwise remains in full force and effect and all other terms will not be modified in any respect. The forgoing description of the amendment does not purport to be complete and is subject to, and qualified in its entirety, by the revised Exhibit A to the Employment Agreement, which is attached hereto as Exhibit 10.1. and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.
The following exhibits are filed herewith:

Exhibit No.	Description
10.1	Exhibit A to the Employment Agreement entered as of March 31, 2016, effective as of January 1, 2016, by and between Stewart Information Services Corporation and Steven M. Lessack.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STEWART INFORMATION SERVICES CORPORATION

By:	/s/ J. Allen Berryman
J. Allen Berryman, Chief Financial Officer, Secretary, Treasurer and Principal Financial Officer
Date: September 14, 2016

EXHIBIT INDEX

Exhibit No.	Description
10.1	Exhibit A to the Employment Agreement entered as of March 31, 2016, effective as of January 1, 2016, by and between Stewart Information Services Corporation and Steven M. Lessack.

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